ROCKHILL HOLDING COMPANY
2005 RESTRICTED STOCK PLAN
RESTRICTED STOCK AWARD AGREEMENT
(Performance Vesting)
     THIS AGREEMENT (the “Agreement”), is made effective as of the day of           , 2007, between Rockhill Holding Company, a Delaware corporation (hereinafter called the “Company”),            and (hereinafter called the “Participant”):
RECITALS:
     WHEREAS, the Company has adopted the Rockhill Holding Company 2005 Restricted Stock Plan (the “Plan”), as amended from time to time, which Plan is incorporated herein by reference and made a part of this Agreement; and
     WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Shares of Restricted Stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.	Grant of Shares. The Company hereby awards to the Participant Shares of Restricted Stock, the vesting and distribution of which is dependent upon the achievement of certain performance goals more fully described in Section 3 of this Agreement.

2.	Performance Period. The performance goals described in Section 3 below shall be determined from January 1, 2008 and ending on December 31, 2012 (the “Performance Period”).

3.	Vesting. The Restricted Stock granted under this Award shall vest only to the extent that the Company’s consolidated GAAP average return on equity targets (calculated as described in Section (3)(b) below, the “ROE”) as set forth below are achieved as set forth in Section 3(a) through Section 3(c) or the internal rate of return (calculated as described in Section 3(e) below, the “IRR”) targets as set forth below are achieved. This Award shall vest if either threshold is equaled or exceeded.
(a)	Subject to the Participants continued employment with the Company for the entire Performance Period, except as provided in Section 4 below, (which employment shall not include the performance of services under a notice of termination or resignation), if the ROE (calculated as described in Section (3)(b) below) at the end of the Performance Period equals or exceeds the levels set forth in the table below, the percentage of the Restricted Stock set forth in the corresponding row in the table below shall vest:

ROE	Percentage of Shares Vested

<10.0%	0%

>13.0%	100%
For ROE percentages between 10.0% and 13.0%, the vesting percentage will amortize on a straight line interpolation basis.

(b)	For purposes of this Agreement, annual ROE shall be calculated by dividing Earnings Per Share by prior years Book Value Per Share and multiplying results by 100. Then take a total of all ROEs over the Performance Period and divide by the length of the Performance Period in years. “Earnings Per Share” shall be the net income divided by the average outstanding shares fully diluted. “Book Value Per Share” shall be defined as net assets divided by the number of shares outstanding fully diluted.

(c)	Notwithstanding anything herein to the contrary, upon a Change in Control, all Shares of Restricted Stock shall immediately vest based on the ROE from the inception of the Performance Period to the date of the Change in Control.

(d)	If the Internal Rate of Return (“IRR”) equals or exceeds the levels set forth in the table below, the restricted stock set forth in the corresponding row in the table shall vest:

IRR/	Performance Percentages of Shares Vested

<15%	0%

>25%	100%
For IRR percentages between 15% and 25% the vesting percentage will amortize on the straight line interpolation basis.

(e)	For the purposes of this Agreement, IRR is the discount rate for the series of cash flows generated by the Company which causes such cash flows to have a net present value of zero. Such series of cash flows includes cash flow in and out calculated on a fully diluted amount per share: Cash flows out will be amount of equity per share invested over time. Cash flows in will be equal to dividends per share received and amounts received per share at time of the sale of the Company. If no such sale occurs, the fair market value per share will be determined by the firm of certified public accountants regularly engaged by the Company to prepare its audited financial statements.

(f)	In connection with any event described in Section 7(a) of the Plan or in the event of a change in applicable accounting rules, the Committee shall make such adjustments or substitutions in the terms of the Restricted Stock, including but not limited to the ROE or IRR targets, if any, as it shall determine shall be necessary to equitably reflect such event, provided that, any such adjustments or substitutions shall not cause a violation of Section 409A. Any new or additional or different Shares of Restricted Stock granted pursuant to this paragraph (d) shall thereupon be subject to all of the terms, conditions and restrictions herein applicable to the prior issuance of Shares of Restricted Stock pursuant to this Agreement.

(g)	The Company shall not issue (an “Issuance”) any Shares or securities exercisable for, exchangeable for or convertible into Shares (the “Share Equivalents”) unless, prior to such Issuance, the Company notifies the Participant in writing of the proposed Issuance and grants to the Participant the right (the “Right”) to receive additional Shares or Share Equivalents such that immediately after giving effect to the Issuance and the Right, the Share or Share Equivalents (on an as-converted basis), as the case may be, beneficially owned by the Participant shall represent on a fully diluted basis the same percentage of the aggregate number of Shares outstanding on a fully diluted basis as was beneficially owned, on an as-converted basis, by such Shareholder immediately prior to the Issuance. Notwithstanding the foregoing, the Rights set forth in this paragraph (g) shall not be applicable to the issuance of Shares or Share Equivalents (i) in connection with an employee stock option plan or other bona fide employment compensation arrangement that is approved by the Board, (ii) pursuant to a ratable stock split, stock dividend, reclassification or recapitalization, (iii) pursuant to the exercise or conversion of any option, warrant or convertible security (A) issued and outstanding on the date hereof, or (B) theretofore issued in an Issuance for which the Participant was permitted to receive additional Shares or Share Equivalent pursuant to the Right pursuant to under this clause (g), (iv) pursuant to a bona fide public offering, (v) as consideration issued to the security holders of an acquired company pursuant to a bona fide acquisition by the Company or any of its subsidiaries, or (vi) rights to purchase Shares pursuant to a Company plan for reinvestment of dividends or interest available to securityholders of the Company generally in accordance with the terms of the plan. Any new or additional or different Shares of Restricted Stock granted pursuant to this paragraph (g) shall thereupon be subject to all of the terms, conditions and restrictions herein applicable to the prior issuance of Shares of Restricted Stock pursuant to this Agreement.

4.	Termination of Employment. If the Participant’s employment terminates during the Performance Period due to the Participant’s voluntary termination or termination for Cause, all Restricted Stock subject to this Award shall be forfeited as of the date of such termination. If a Participant's employment terminates during the Performance Period due to death, Disability, retirement or termination without Cause, the Restricted Stock shall continue to vest in accordance with Section 3 above, provided, however, that the Participant shall only be eligible to receive upon vesting a prorated number of Shares of Restricted Stock determined by multiplying the total number of Shares subject to this Award times a fraction, the numerator of which is the number of whole months that have elapsed during the Performance Period as of the date of such termination of employment, and the denominator of which is the total number of whole months in the Performance Period.

5.	Authorization to Return Forfeited Shares. The Participant authorizes the Company or its designee to return to the Company all Shares of Restricted Stock which are forfeited pursuant to the Agreement and the Plan.

6.	Distribution.
(a)	The Company shall deliver to the Participant one Share for each vested Share of Restricted Stock, less any Shares withheld in accordance with the provisions of Section 11. Any fractional share will be rounded down to the nearest whole Share and the remainder forfeited.

(b)	Except as otherwise provided in the Plan or in this Agreement, Shares of Restricted Stock shall be distributed to the Participant as soon as practicable after the date such Shares become vested; provided, however, that, other than for certain terminations of employment as provided in Section 4 above, the distributions of vested Shares shall be subject to the Participant’s continued employment (which employment shall not include the performance of services under a notice of termination or resignation) until the date of distribution.

(c)	When vested Shares are distributed, the Company shall issue certificates in the participant’s name for such. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
7.	No Right to Continued Employment. The granting of Shares of Restricted Stock evidences hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of such Participant with or without Cause.

8.	Legend on Certificates. The certificates representing the Shares distributed in settlement of Restricted Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.	Right of Repurchase. The Company may exercise its repurchase right upon the voluntary or involuntary termination of the Participant’s employment for any reason. The repurchase price shall equal the Fair Market Value of the Shares and may be paid by cancellation of any indebtedness of the Participant to the Company, and the Company’s repurchase right shall terminate upon an Initial Public Offering.

10.	Transferabilty. The Shares of Restricted Stock awarded herein may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. For avoidance off doubt, Shares of Restricted Stock issued to the Participant pursuant to Section 6 hereof shall not be subject to any of the foregoing transferabilty restrictions.

11.	Withholding. As a condition to the receipt of Shares upon vesting, the Participant shall make such arrangements as the Committee may require for the satisfaction of any deferral, state, local or foreign withholding obligations that may arise in connection with such Shares. The Participant may satisfy the withholding requirement by making a payment in cash, or, with the consent of the Committee, by having Shares withheld from the Award. Subject to such terms and conditions as may be established by the Committee, the Company may make a loan available to the Participant for purposes of satisfying the applicable withholding requirement, other than with respect to Shares which become vested upon a Change in Control.

12.	Securities Laws. Upon the acquisition of any Shares pursuant to settlement of Restricted Stock, the Participant will take or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

13.	Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its secretary at the principal executive offce of the

Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

14.	Governing Law and Severabilty. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to conflicts of laws principles. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15.	Shares Subject to the Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the plan. Restricted Stock is subject to the Plan (including without limitation the arbitration provision), and their terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.	Voting Rights, Dividends and Custody. The Participant shall be entitled to vote and shall receive regular cash dividends paid with respect to Shares of Restricted Stock subject to this Award during the Performance period. The Shares subject to this Award shall be registered in the name of the Participant and held in the Company’s custody during the Performance Period.

17.	Definitions. Capitalized terms not otherwise defined herein shall have the same meanings given them in the Plan.

18.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ROCKHILL HOLDING COMPANY

Date:	By:

Print Name:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES GRANTED PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY THE CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY OR ITS AFFILIATES AND IN ACCORDANCE WITH THE EMPLOYMENT AGREEMENT BETWEEN THE PARTICIPANT AND THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING UNITS HEREUNDER) AND BY ACHIEVEMENT OF THE PERFORMANCE CRITERIA. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY OR ANY OF ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S OR AN AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT AT ANY TIME IN ACCORDANCE WITH THE TERMS OF THE EMPLOYMENT AGREEMENT BETWEEN THE PARTICIPANT AND THE COMPANY.
The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

Date:	By:

Participant

Residence Address

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